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                                                                  Exhibit 10ii
                                                                  ------------



                     DESCRIPTION OF PACIFIC TELESIS GROUP
           NONEMPLOYEE DIRECTORS' TRAVEL ACCIDENT INSURANCE PROGRAM





Coverage:     Nonemployee Directors' Travel Accident

Insured:      All Nonemployee Directors of Pacific Telesis Group under age 72.


Limits:       $250,000 per     $250,000 to $62,500 for dismemberment,
              Director         depending upon the injury.  Beneficiary will
              $1,000,000       receive $250,000 for loss of life should
              Aggregate per    death occur while traveling on behalf of the
              accident         Corporation.

                               The Accidental Death benefit will increase 10% if loss of life results from a covered accident, while riding in a private passenger car and wearing a seatbelt.
Deductibles:  None

Description:  The program  provides coverage for nonemployee  Directors' under the age of 72 while traveling on behalf of the Corporation for accidental death and/or dismemberment. This is an accident policy and does not provide coverage for loss caused by or resulting from illness, disease, or bodily infirmity.

Exclusions:   Exclusions include:  Suicide, attempted suicide  or self-imposed injury, while sane or insane, war or acts or war, injury resulting from full time active duty in any armed forces, taking part in a felony, travel or flight in any spacecraft, sickness, disease, bodily or mental infirmity, or medical or surgical treatment thereof.